Exhibit 99.1

Corporate Headquarters One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820

NEWS RELEASE

FOR IMMEDIATE RELEASE

AMERICAN STANDARD COMPANIES

REPORTS THIRD-QUARTER RESULTS

•	Delivers record third-quarter sales, up 7.7 percent in Air Conditioning Systems and Services

•	Reports higher income per diluted share from continuing operations: GAAP up 5 percent, adjusted up 8 percent

•	Continues to generate solid cash flow during the quarter

•	Lowers full-year 2007 Air Conditioning Systems and Services forecast: $1.89-$1.94 (GAAP), $1.90-$1.95 (adjusted, up 10-13 percent)

•	Completes WABCO spinoff, expects completion of Bath and Kitchen sale on or about October 31

PISCATAWAY, N.J. – October 18, 2007 – American Standard Companies Inc. (NYSE: ASD) today announced third-quarter income from continuing operations (Trane Air Conditioning Systems and Services) of 63 cents per diluted share, up 5 percent from a year ago. Adjusted income from continuing operations was 65 cents per diluted share, up 8 percent from a year ago. Sales from continuing operations were $1.982 billion, up 7.7 percent. In accordance with Generally Accepted Accounting Principles (GAAP), both WABCO and Bath and Kitchen are classified as discontinued operations.

The company generated $201.1 million in net cash provided by operating activities and $130.4 million in free cash flow. During the quarter, the company paid a quarterly cash dividend of 16 cents per share of common stock and repurchased 12.7 million shares of its common stock.

THIRD-QUARTER EARNINGS SUMMARY

	3Q07	3Q06	% change
GAAP income per diluted share
Continuing operations (Trane Air Conditioning Systems and Services)	63 cents	60 cents	5.0%

Adjusted income per diluted share
Continuing operations (Trane Air Conditioning Systems and Services)	65 cents	60 cents	8.3%

(Please see the financial tables following the news release text for reconciliation tables and a description of adjusted results for continuing operations. The company provides adjusted results to facilitate understanding of ongoing financial performance from year to year.)

“We delivered a good third quarter, driven by strength in the commercial part of our air conditioning business,” said Fred Poses, chairman and CEO. “It more than offset weakness in the residential part of our business. We’re particularly pleased with the continued growth in global commercial parts, services and solutions that represented 30 percent of our business during the quarter.

—more—

American Standard Q3 Earnings — 2

“During the quarter, we completed major steps in our separation plans announced on February 1. On July 23, we announced a definitive agreement to sell the company’s worldwide Bath and Kitchen business to funds advised by Bain Capital Partners, LLC, a leading global private investment firm. We expect to complete the sale on or about October 31. On July 31, we spun off our Vehicle Control Systems business as a publicly traded company known as WABCO (NYSE: WBC), ahead of the original early fall timetable. We also received shareowner approval to rename the company as Trane and will do so in the near future,” said Poses.

FULL-YEAR PERFORMANCE ESTIMATE

“For the rest of the year, we see continued strength in commercial air conditioning equipment systems, parts, services and solutions with better-than-expected performance,” said Poses. “Job quotes, orders and backlog are expected to grow well, although not as fast as earlier in the year. Strong performance in the commercial part of our air conditioning business should lessen the impact of the weaker residential housing market and warranty costs discussed last quarter. As a result, we’re projecting $35 million lower segment income compared with our July estimate, which equates to about 12 cents a share. On that basis, we now expect full-year GAAP income from continuing operations of $1.89-$1.94 per diluted share (up modestly) and adjusted income from continuing operations of $1.90-$1.95 per diluted share (up 10-13 percent).

“For 2007, we expect to generate about $790 million in net cash provided by operating activities and about $530 million in free cash flow. We expect to use the proceeds from the sale of the Bath and Kitchen business primarily to repurchase common stock and reduce debt to keep the company at investment-grade standards,” said Poses.

“We’ll discuss our performance estimates in greater detail on today’s conference call,” said Poses. “As usual, we’ll provide 2008 guidance in January and in greater detail at our February meeting for investors and analysts.”

THIRD-QUARTER 2007 PERFORMANCE HIGHLIGHTS

AIR CONDITIONING SYSTEMS AND SERVICES sales growth resulted from higher volumes and pricing of commercial equipment, parts, services and solutions, which more than offset lower sales in the residential part of the air conditioning business. Segment income was $260.3 million, up 5.1 percent from $247.6 million in 2006, as commercial volume and pricing as well as materials productivity more than offset the continuing impact of higher commodity costs, lower volume of residential sales, labor and benefits cost escalations and warranty costs discussed last quarter. Adjusted segment income, which excludes the impact of operational consolidation expenses and foreign exchange effects, was $257.6 million, up from $248.0 million in third quarter 2006.

During the quarter, the U.S. Environmental Protection Agency (EPA) selected Trane CenTraVac™ from the field of past Strategic Ozone Protection Award winners to receive its “Best-of-the-Best” award. The 15 SEER (Seasonal Energy Efficiency Ratio) Precedent received the 2007 HVAC “Product of the Year” from Consulting & Specifying Engineer magazine. Trane also received the J.D. Power and Associates award for “highest contractor satisfaction” among residential and light commercial contractors. Ferguson Heating and Cooling became the new independent wholesale distributor for Trane residential systems in California and Nevada, expanding Trane’s stocking locations from four to 16 as well as adding a central distribution center. To support the new Trane XV95, the industry’s highest efficiency gas furnace, the company launched an integrated marketing program, including television, radio and Internet media.

Large contracts signed during the quarter included ones for ASUS Personal Computer (Suzhou, China); Bank of China tower two (Hong Kong, China); Center of Begovaya (Moscow, Russia); Cerritos College (Cerritos, Calif.); Clear Creek Independent School District (Houston, Texas); Franklin Middle School (Franklin, Tenn.); Gateway Office Building (Budapest, Hungary); Hynix Chungjoo (Chungjoo, South Korea); LVE Energy Partners’ Central Energy Center (Las Vegas, Nev.); Powerchip Semiconductor Corporation (Xinzhu, Taiwan); Sobrato Development Companies (Santa Clara, Calif.): St. Luke Medical Center (Manila, Philippines); Taipei railroad station (Taipei, Taiwan); Technical Schools, Ministry of Education (Arar, Hail and Riyadh, Saudi Arabia); Temple University (Philadelphia, Pa.); Weber State University (Ogden, Utah); Winstar Casino (Thackerville, Okla.); Woodstock High School (Woodstock, Ill.); and World Trade Center phase III (Beijing, China).

— more —

American Standard Q3 Earnings — 3

PLEASE NOTE: American Standard Chairman and CEO Frederic Poses and CFO Peter D’Aloia will discuss the company’s performance and provide estimates on a two-way conference call for financial analysts at 9 a.m. EDT today. Related financial charts, reconciliations between GAAP and non-GAAP financial measures, and certain other information to be discussed on the conference call are available in the accompanying financial tables and under the heading, “American Standard’s Third-Quarter 2007 Results” on the company’s Web site, www.americanstandard.com. Reporters and the public are invited to listen to the call, which will be broadcast on the Web site and archived for one year. If you’re unable to connect to the company’s Web site, you may listen via telephone. The dial-in number is (913) 312-1300.

Please call five-to-10 minutes before the scheduled start time. The number of telephone connections is limited. A replay of the conference call will be available from 1 p.m. EDT today until 11:59 p.m. EDT on Oct. 25. For the replay, please dial (719) 457-0820. The replay access code is 3839540.

Comments in this news release, particularly those related to earnings guidance, contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning. Actual results may differ materially from these expectations as a result of many factors including (i) pricing changes to materials used to produce products and the ability to offset those changes through price increases; (ii) changes in U.S. or international economic conditions, such as inflation and interest rate and exchange rate fluctuations; (iii) the actual level of construction activity in the company’s end-markets; (iv) periodic adjustments to accruals for contingent liabilities, including accruals associated with litigation matters, government investigations, asbestos liabilities and asbestos insurance recoveries; and (v) the amount and timing of operational consolidation expenses and gains or losses on asset sales and tax items. In addition, there are risks and uncertainties relating to the sale of our Bath and Kitchen business, including the timing and certainty of the completion of the transaction.

Additional factors that could cause actual results to differ materially from expectations are set forth in the company’s 2006 Annual Report on Form 10-K, in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q. American Standard does not undertake any obligation to update such forward-looking statements. To facilitate understanding of third-quarter results, several tables follow this news release. Segment income, adjusted income, adjusted income per diluted share and free cash flow are non-GAAP financial measures that exclude operational consolidation expenses, gains on sale of assets, tax items, foreign exchange translation and separation costs. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. In addition, the company uses segment income to make strategic and capital investment decisions, allocate resources and report business performance to the board of directors. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

On Feb.1, American Standard Companies announced plans to separate its three businesses. Since then, the company completed the spinoff of its Vehicle Control Systems business as an independent company known as WABCO (NYSE:WBC). The company also agreed to sell its Bath and Kitchen business to funds advised by Bain Capital Partners, LLC, and expects to complete the sale on or about Oct. 31. To reflect its focus on the Air Conditioning Systems and Services business, the company plans to change its name to Trane. In 2006, Air Conditioning Systems and Services, sold under the Trane® and American Standard® brands, generated revenues of $6.8 billion with 29,000 employees.

For more information, reporters may contact:

Skip Colcord, (732) 980-3065, hcolcord@americanstandard.com,

or Shelly London, (732) 980-6175, slondon@americanstandard.com.

For more information, investors and financial analysts may contact: Bruce Fisher, (732) 980-6095, bfisher@americanstandard.com.

Additional information is available at http://www.americanstandard.com.

Copyright © 2007 American Standard Companies Inc.

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AMERICAN STANDARD COMPANIES INC.

STATEMENT OF OPERATIONS

(Unaudited)

In millions

except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Sales	$1,982.0	$1,840.0	$5,627.2	$5,161.9
Costs and expenses
Cost of sales	1,404.7	1,303.9	3,986.4	3,649.7
Selling and administrative expenses	348.6	329.8	1,040.8	970.8
Other (income) expense	3.7	(0.4)	2.8	7.9
Interest expense	30.5	27.9	83.8	87.3

	1,787.5	1,661.2	5,113.8	4,715.7

Income from continuing operations, before income taxes	194.5	178.8	513.4	446.2
Income taxes	65.3	55.7	175.8	134.7

Income from continuing operations	129.2	123.1	337.6	311.5

Income (loss) from discontinued operations	(67.3)	27.8	73.6	115.2

Net income	$61.9	$150.9	$411.2	$426.7

Net income per share:
Basic
Income from continuing operations	$0.65	$0.62	$1.68	$1.54
Income (loss) from discontinued operations	(0.34)	0.14	0.37	0.57

Net Income	$0.31	$0.76	$2.05	$2.11

Diluted
Income from continuing operations	$0.63	$0.60	$1.63	$1.51
Income (loss) from discontinued operations	(0.33)	0.14	0.36	0.55
Net income	$0.30	$0.74	$1.99	$2.06

Average common shares outstanding
Basic	199.5	199.8	201.0	202.4
Diluted	204.5	204.2	206.5	206.9

Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations per Diluted Common Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Income from continuing operations	$129.2	$123.1	$337.6	$311.6
Adjustments:
Operational consolidation expenses, net of tax	1.0	0.4	1.9	0.5
Tax items	1.8	(1.4)	1.5	(7.8)

Adjusted income from continuing operations	$132.0	$122.1	$341.0	$304.3

Adjusted income from continuing operations per diluted common share	$0.65	$0.60	$1.65	$1.47

Note: The presentation of adjusted income from continuing operations and adjusted income from continuing operations per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF STATEMENT OF OPERATIONS

(Unaudited)

In millions

	Three Months Ended September 30, 2007
	Reported	Reclassifications	Pre Disc Ops Reporting
Sales	$1,982.0	$—	$1,982.0
Cost of sales	1,404.7	(5.2)	1,399.5
Selling and administrative expenses	348.6	(30.4)	318.2
Other expense	3.7	0.3	4.0

Segment income	—	—	260.3
Interest expense	30.5	—	30.5
Equity income	—	(2.5)	(2.5)
Corporate and other expenses	—	37.8	37.8

Income from continuing operations, before income taxes	194.5		194.5
Income taxes	65.3		65.3

Income from continuing operations	129.2		129.2
Loss from discontinued operations	(67.3)		(67.3)

Net income	$61.9		$61.9

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF STATEMENT OF OPERATIONS

(Unaudited)

In millions

	Three Months Ended September 30, 2006
	Reported	Reclassifications	Pre Disc Ops Reporting
Sales	$1,840.0	$—	$1,840.0
Cost of sales	1,303.9	(10.1)	1,293.8
Selling and administrative expenses	329.8	(38.4)	291.4
Other (income) expense	(0.4)	7.6	7.2

Segment income	—	—	247.6
Interest expense	27.9	—	27.9
Equity income	—	(2.2)	(2.2)
Corporate and other expenses	—	43.1	43.1

Income from continuing operations, before income taxes	178.8		178.8
Income taxes	55.7		55.7

Income from continuing operations	123.1		123.1
Income from discontinued operations	27.8		27.8

Net income	$150.9		$150.9

Note: The presentation of segment income is not in conformity with generally accepted accounting principles (GAAP).

Management continues to use segment income to assess the performance of continuing operations.

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF STATEMENT OF OPERATIONS

(Unaudited)

In millions

	Nine Months Ended September 30, 2007
	Reported	Reclassifications	Pre Disc Ops Reporting
Sales	$5,627.2	$—	$5,627.2
Cost of sales	3,986.4	11.2	3,997.6
Selling and administrative expenses	1,040.8	(104.1)	936.7
Other (income) expense	2.8	(16.4)	(13.6)

Segment income	—	—	706.5
Interest expense	83.8	—	83.8
Equity income	—	(8.2)	(8.2)
Corporate and other expenses	—	117.5	117.5

Income from continuing operations, before income taxes	513.4		513.4
Income taxes	175.8		175.8

Income from continuing operations	337.6		337.6
Income from discontinued operations	73.6		73.6

Net income	$411.2		$411.2

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF STATEMENT OF OPERATIONS

(Unaudited)

In millions

	Nine Months Ended September 30, 2006
	Reported	Reclassifications	Pre Disc Ops Reporting
Sales	$5,161.9	—	$5,161.9
Cost of sales	3,649.7	3.7	3,653.4
Selling and administrative expenses	970.8	(114.3)	856.5
Other (income) expense	7.9	(12.4)	(4.5)

Segment income	—	—	656.5
Interest expense	87.3	—	87.3
Equity income	—	(7.5)	(7.5)
Corporate and other expenses	—	130.5	130.5

Income from continuing operations, before income taxes	446.2		446.2
Income taxes	134.7		134.7

Income from continuing operations	311.5		311.5
Income from discontinued operations	115.2		115.2

Net income	$426.7		$426.7

Note: The presentation of segment income is not in conformity with generally accepted accounting principles (GAAP). Management continues to use segment income to assess the performance of continuing operations.

AMERICAN STANDARD COMPANIES INC.

DATA SUPPLEMENT SHEET

(Unaudited)

In millions

	Three Months Ended September 30,
	Reported 2007	Reported 2006	% Chg vs. 2006		% Chg vs. 2006 Adjusted (1)
Air Conditioning Systems and Services
Sales	$1,982.0	$1,840.0	7.7%		6.3%
Segment Income (2)	$260.3	$247.6	5.1%		3.9%
Segment Income as a Percentage of Sales	13.1%	13.5%	-0.4	pts	-0.5	pts
Income from Continuing Operations Before Income Taxes	$194.5	$178.8	8.8%
Income from Continuing Operations Before Income Taxes as a Percentage of Sales	9.8%	9.7%
Backlog	$957.9	$982.3	-2.5%		-5.1%

Segment Income Reconciliation	2007	2006
Reported	$260.3	$247.6
Operational Consolidation Expenses	0.5	0.4

Subtotal	260.8	248.0
Foreign Exchange Translational Effects	(3.2)	—

Adjusted Segment Income	$257.6	$248.0

In millions

	Nine Months Ended September 30,
	Reported 2007	Reported 2006	% Chg vs. 2006		% Chg vs. 2006 Adjusted (1)
Air Conditioning Systems and Services
Sales	$5,627.2	$5,161.9	9.0%		7.8%
Segment Income (2)	$706.5	$656.5	7.6%		6.9%
Segment Income as a Percentage of Sales	12.6%	12.7%	-0.1	pts	-0.2	pts
Income from Continuing Operations Before Income Taxes	$513.4	$446.2
Income from Continuing Operations Before Income Taxes as a Percentage of Sales	9.1%	8.6%
Backlog	$957.9	$982.3	-2.5%		-5.1%

Segment Income Reconciliation	2007	2006
Reported	$706.5	$656.5
Operational Consolidation Expenses	1.5	—

Subtotal	708.0	656.5
Foreign Exchange Translational Effects	(6.5)	—

Adjusted Segment Income	$701.5	$656.5

(1)	Excluding the impact of foreign exchange translational effects and operational consolidation expenses is not in conformity with generally accepted accounting principles (GAAP). Changes in sales and segment income excluding foreign exchange effects are calculated using current year sales and segment income translated at prior year exchange rates.

(2)	See Reconciliation of Statement of Operations for a reconciliation of segment income to income from continuing operations before income taxes. In addition, see table above for presentation of income from continuing operations before income taxes as a percentage of sales.

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED COMMON SHARE

(Unaudited)

In millions

except per share data

	Three Months Ended September 30,
	2007	Diluted EPS
Net income and diluted earnings per share	$61.9	$0.30

Adjustments:
Operational consolidation expenses, net of tax	28.4	0.14
Tax items	2.3	0.01
Separation costs, net of tax and separation related taxes	78.6	0.39
Adjustment to include depreciation and amortization of discontinued operations, net of tax (1)	(14.7)	(0.07)

Adjusted net income and diluted earnings per share	$156.5	$0.77

Diluted common shares	204.5	204.5

	Three Months Ended September 30,
	2006	Diluted EPS
Net income and diluted earnings per share	$150.9	$0.74

Adjustments:
Operational consolidation expenses, net of tax	20.2	0.10
Tax items	(3.9)	(0.02)

Adjusted net income and diluted earnings per share	$167.2	$0.82

Diluted common shares	204.2	204.2

(1) Assets are not depreciated or amortized once a business is classified as a discontinued operation. As a result of the decision to sell Bath and Kitchen, the GAAP results exclude Bath and Kitchen depreciation and amortization. Adjusted results include Bath and Kitchen depreciation and amortization. The Company provides adjusted results to facilitate understanding of ongoing financial performance.

Note: The presentation of adjusted net income and adjusted net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

AMERICAN STANDARD COMPANIES INC.

2007 Earnings Per Share Reconciliation

(Unaudited)

In millions

except per share data

FY 2007
Income From Continuing Operations - Reported	$385.4 - $395.3
Streamlining Expenses, net of tax	2.2
Tax Items	(0.5)

Income From Continuing Operations - Adjusted	$387.1 - $397.0
Diluted Earnings Per Share
Continuing Operations - Reported	$1.89 - $1.94
Continuing Operations - Adjusted	$1.90 - $1.95

Diluted Shares	204.1

2006 Earnings Per Share Reconciliation
(Unaudited)

FY 2006
Income From Continuing Operations - Reported	$385.9
Streamlining Expenses, net of tax	1.4
Gain on Sale of Assets, net of tax	(10.3)
Tax Items	(19.9)

Income From Continuing Operations - Adjusted	$357.1
Diluted Earnings Per Share
Continuing Operations - Reported	$1.87
Continuing Operations - Adjusted	$1.73

Diluted Shares	206.3

Note: The presentation of adjusted income from continuing operations and adjusted income from continuing operations per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

AMERICAN STANDARD COMPANIES INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(dollars in millions)

	September 30, 2007	December 31, 2006
Current Assets:
Cash and cash equivalents	$316.2	$232.9
Accounts receivable, less allowance for doubtful accounts:
Sept. 2007 - $41.2; Dec. 2006 - $38.3	1,236.2	930.3
Inventories	763.0	691.9
Other current assets	312.4	389.9
Assets held for sale - Bath & Kitchen	2,477.5	2,162.7
Discontinued operations - Wabco	—	1,234.4

Total Current Assets	5,105.3	5,642.1

Facilities, less accumulated depreciation:
Sept. 2007 - $302.5; Dec. 2006 - $244.4	794.3	758.7
Goodwill and other assets	1,136.7	1,012.3

Total Assets	$7,036.3	$7,413.1

Current Liabilities:
Short-term debt	$31.6	$100.6
Accounts payable	707.4	549.7
Accrued and other current liabilities	1,075.7	977.7
Liabilities related to assets held for sale - Bath & Kitchen	862.4	855.9
Discontinued operations - Wabco	—	927.4

Total Current Liabilities	2,677.1	3,411.3

Long-Term Debt	2,231.2	1,543.4

Other Liabilities	1,637.1	1,534.9

Total Liabilities	6,545.4	6,489.6

Shareholders’ Equity	490.9	923.5

Total Liabilities & Shareholders’ Equity	$7,036.3	$7,413.1

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF NET CASH PROVIDED

BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Unaudited)

In millions

	Three Months Ended September 30,
	2007	2006
Cash provided by operating activities: (1)
Net Income	$61.9	$150.9

Adjustments to reconcile net income to net cash provided by operating activities	139.2	119.5

Net cash provided by operating activities (2)	201.1	270.4

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(70.7)	(59.9)
Proceeds from disposals of property	—	0.8

Free cash flow (2)	$130.4	$211.3

(1)	Includes continuing and discontinued operations

(2)	Excludes separation activities related to terminating accounts receivable securitization program, separation costs, proceeds from the disposition of businesses, and separation related tax liability payments.

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF NET CASH PROVIDED

BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Unaudited)

In millions

	Nine Months Ended September 30,
	2007	2006
Cash provided by operating activities: (1)
Net Income	$411.2	$426.7

Adjustments to reconcile net income to net cash provided by operating activities	122.6	(3.1)

Net cash provided by operating activities (2)	533.8	423.6

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(191.4)	(166.2)
Proceeds from disposals of property	—	16.0

Free cash flow (2)	$342.4	$273.4

(1)	Includes continuing and discontinued operations

(2)	Excludes proceeds from the sale of the Venesta Washroom Systems business, net of accelerated pension contributions ($138.3M), separation activities related to terminating accounts receivable securitization program ($408.4M), separation costs as well as separation related tax payments ($38.1M), and proceeds from the disposition of a business ($6.8M). Includes $64.9M receipt of cash from a trust related to an insurance settlement.

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

AMERICAN STANDARD COMPANIES INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(Unaudited)

In millions

	Twelve Months Ended December 31,
	2007 Estimate	2006
Net cash provided by operating activities (1)	$ Approx. 633.0	$ 706.3

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	Approx. (275.0)	(285.1)
Proceeds from disposals of property	172.0	20.6

Free cash flow (2)	$ Approx. 530.0	$ 441.8

(1)	Includes continuing and discontinued operations

(2)	Excludes separation activities related to terminating accounts receivable securitization program, separation costs as well as accelerated pension contributions and proceeds from the disposition of a business. Includes receipt of cash from a trust related to an insurance settlement.

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.